Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of FFLC Bancorp, Inc. (the "Company") on Form S-3 of our report dated January 15, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Hacker, Johnson, Cohen & Grieb PA

Orlando, Florida
January 6, 2000